Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

American Community Bancshares, Inc. and subsidiary

We consent to the incorporation by reference in the Form S-8 Registration Statements No. 333-128833, 333-127746, 333-117778, 333-101208, 333-58278, and 333-129991 of American Community Bancshares, Inc. of our report dated February 19, 2009, except for Note 25, as to which the date is March 26, 2009 with respect to the consolidated financial statements of American Community Bancshares, Inc. and subsidiary, which report appears in this Annual Report on Form 10-K of American Community Bancshares, Inc. for the year ended December 31, 2008.

Charlotte, North Carolina

March 26, 2009

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